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                                                                   Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 3 of AltaVista Company on Form S-1 of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com. We also consent to the reference to our Firm under the caption "Experts" in the prospectus, which is part of this Registration Statement.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California

March 9, 2000